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ACCOUNTANTS AND                                           [GRANT THORNTON LOGO]
MANAGEMENT CONSULTANTS                                       GRANT THORNTON LLP

The US Member Firm of
Grant Thornton  International

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BioShield Technologies, Inc.
Atlanta, Georgia


We have issued our report dated August 19, 1999, accompanying the financial statements and schedules of BioShield Technologies, Inc. contained in the Registration Statement and Prospectus on Form SB-2. We hereby consent to the use of the aforementioned report in the Post-Effective Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/  GRANT THORNTON LLP

Atlanta, Georgia

November 22, 1999